As filed with the Securities and Exchange Commission on March 15, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	25-1854385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Anacor Pharmaceuticals, Inc.

1020 East Meadow Circle

 Palo Alto, CA 94303-4230

(650) 543-7500

(Address of principal executive offices)

2010 Equity Incentive Plan

2010 Employee Stock Purchase Plan

 (Full titles of the plan)

David P. Perry

 President and Chief Executive Officer

 Anacor Pharmaceuticals, Inc.

 1020 East Meadow Circle

 Palo Alto, CA 94303-4230

(650) 543-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glen Y. Sato

 Michael E. Tenta

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Facsimile: (650) 849-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved for future grant under the Registrant’s 2010 Equity Incentive Plan	1,127,765	$5.47	$6,168,874.55	$706.96
Common Stock, par value $0.001 per share, reserved for future grant under the Registrant’s 2010 Employee Stock Purchase Plan	80,000	$5.47	$437,600.00	$50.15
Total	1,207,765	$5.47	$6,606,474.55	$757.11

(1)

Represents additional shares issuable under the Registrant’s 2010 Equity Incentive Plan and 2010 Employee Stock Purchase Plan (collectively, the “Plans”) by reason of the automatic increase provisions of each of the Plans. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that became issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminant amount of interests to be offered or sold pursuant to the Plans.

(2)

Estimated solely for the purpose of calculating the amount of the registration fees pursuant to Rule 457(h). The price per share and aggregate offering price is based on $5.47, the average of the high and low prices of the Registrant’s common stock on March 8, 2012 as reported on the NASDAQ Global Market.

EXPLANATORY NOTE

Anacor Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (a) 1,127,765 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the Anacor Pharmaceuticals, Inc. 2010 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on December 17, 2010 (File No. 333-171264) and registered on the Registrant’s Form S-8 filed on May 26, 2011 (File No. 333-174545) and (b) 80,000 shares of Common Stock, issuable to eligible persons under the Anacor Pharmaceuticals, Inc. 2010 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on December 17, 2010 (File No. 333-171264).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of Registration Statement on Form S-8 No. 333-174545 filed with the Securities and Exchange Commission on May 26, 2011 are incorporated by reference herein.

The contents of Registration Statement on Form S-8 No. 333-171264 filed with the Securities and Exchange Commission on December 17, 2010 are incorporated by reference herein.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

EXHIBITS

Exhibit Number	Description
3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Amended and Restated Bylaws of the Registrant.

4.1	Reference is made to Exhibits 3.1 through 3.2.

4.2(2)	Form of the Registrant’s Common Stock Certificate.

4.3(i)(2)	Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its security holders, dated as of December 24, 2008, and amendment thereto, dated July 22, 2010.

4.3(ii)(3)	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its security holders, dated as of March 18, 2011.

4.4(2)	Amended and Restated Preferred Stock Purchase Warrant to purchase shares of Series D convertible preferred stock issued to Lighthouse Capital Partners V, L.P., dated as of May 1, 2008.

4.5(2)	Preferred Stock Purchase Warrant to purchase shares of Series D convertible preferred stock issued to Lighthouse Capital Partners V, L.P., dated as of May 1, 2008.

4.6(2)	Preferred Stock Purchase Warrant to purchase shares of Series E convertible preferred stock issued to Lighthouse Capital Partners V, L.P., dated as of January 1, 2010.

4.7(4)	Common Stock Purchase Agreement among the Registrant and certain of its security holders, dated as of November 23, 2010.

4.8(4)	Registration Rights Agreement among the Registrant and certain of its security holders, dated as of November 23, 2010.

4.9(5)	Amended and Restated Warrant to Purchase Stock issued as of March 18, 2011 to Oxford Finance LLC.

4.10(5)	Amended and Restated Warrant to Purchase Stock issued as of March 18, 2011 to Horizon Technology Finance Corporation.

4.11(5)	Warrant to Purchase Stock(1) issued December 28, 2011 to Oxford Finance LLC.

4.12(5)	Warrant to Purchase Stock(2) issued December 28, 2011 to Oxford Finance LLC.

4.13(5)	Warrant to Purchase Stock issued December 28, 2011 to Horizon Technology Finance Corporation.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(6)	Anacor Pharmaceuticals, Inc. 2010 Equity Incentive Plan, as amended, and forms of agreement thereunder.

99.2(2)	Anacor Pharmaceuticals 2010 Employee Stock Purchase Plan.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on December 6, 2010, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-169322), effective November 23, 2010, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on March 21, 2011, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed for the year ended December 31, 2010 on March 29, 2011, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed for the year ended December 31, 2011 on March 14, 2012, and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on May 26, 2011, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on March 15, 2012.

ANACOR PHARMACEUTICALS, INC.
By:	/S/ DAVID P. PERRY

David P. Perry
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Perry and Geoffrey M. Parker, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DAVID P. PERRY	President, Chief Executive Officer and Director	March 15, 2012
David P. Perry	(Principal Executive Officer)

/s/ GEOFFREY M. PARKER	Senior Vice President, Chief Financial Officer	March 15, 2012
Geoffrey M. Parker	(Principal Financial and Accounting Officer)

/s/ MARK LESCHLY	Chairman of the Board of Directors	March 15, 2012
Mark Leschly

/s/ ANDERS D. HOVE, M.D.	Director	March 15, 2012
Anders D. Hove, M.D.

/s/ PAUL H. KLINGENSTEIN	Director	March 15, 2012
Paul H. Klingenstein

/s/ WILLIAM J. RIEFLIN	Director	March 15, 2012
William J. Rieflin

/s/ LUCY SHAPIRO, PH.D.	Director	March 15, 2012
Lucy Shapiro, Ph.D.

EXHIBIT INDEX

Exhibit Number	Description
3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Amended and Restated Bylaws of the Registrant.

4.1	Reference is made to Exhibits 3.1 through 3.2.

4.2(2)	Form of the Registrant’s Common Stock Certificate.

4.3(i)(2)	Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its security holders, dated as of December 24, 2008, and amendment thereto, dated July 22, 2010.

4.3(ii)(3)	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its security holders, dated as of March 18, 2011.

4.4(2)	Amended and Restated Preferred Stock Purchase Warrant to purchase shares of Series D convertible preferred stock issued to Lighthouse Capital Partners V, L.P., dated as of May 1, 2008.

4.5(2)	Preferred Stock Purchase Warrant to purchase shares of Series D convertible preferred stock issued to Lighthouse Capital Partners V, L.P., dated as of May 1, 2008.

4.6(2)	Preferred Stock Purchase Warrant to purchase shares of Series E convertible preferred stock issued to Lighthouse Capital Partners V, L.P., dated as of January 1, 2010.

4.7(4)	Common Stock Purchase Agreement among the Registrant and certain of its security holders, dated as of November 23, 2010.

4.8(4)	Registration Rights Agreement among the Registrant and certain of its security holders, dated as of November 23, 2010.

4.9(5)	Amended and Restated Warrant to Purchase Stock issued as of March 18, 2011 to Oxford Finance LLC.

4.10(5)	Amended and Restated Warrant to Purchase Stock issued as of March 18, 2011 to Horizon Technology Finance Corporation.

4.11(5)	Warrant to Purchase Stock(1) issued December 28, 2011 to Oxford Finance LLC.

4.12(5)	Warrant to Purchase Stock(2) issued December 28, 2011 to Oxford Finance LLC.

4.13(5)	Warrant to Purchase Stock issued December 28, 2011 to Horizon Technology Finance Corporation.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(6)	Anacor Pharmaceuticals, Inc. 2010 Equity Incentive Plan, as amended, and forms of agreement thereunder.

99.2(2)	Anacor Pharmaceuticals 2010 Employee Stock Purchase Plan.

(1)                                  Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on December 6, 2010, and incorporated herein by reference.

(2)                                  Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-169322), effective November 23, 2010, and incorporated herein by reference.

(3)                                 Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on March 21, 2011, and incorporated herein by reference.

(4)                                  Filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed for the year ended December 31, 2010 on March 29, 2011, and incorporated herein by reference.

(5)                                  Filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed for the year ended December 31, 2011 on March 14, 2012, and incorporated herein by reference.

(6)                                  Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on May 26, 2011, and incorporated herein by reference.